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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 1, 1995, except as to the common stock reclassification and conversion described in Note 1 which is as of July 6, 1995, appearing on page F-3 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 relating to the financial statements of Forcenergy Inc. (formerly Forcenergy Gas Exploration, Inc.) and our report dated May 12, 1995, appearing on page 2 of the Company's Report on Form 8-K dated October 4, 1996 relating to the Historical Statement of Revenues and Direct Operating Expenses of South Marsh Island Blocks 106, 136 and 137. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."





/s/ PRICE WATERHOUSE LLP


Houston, Texas
October 4, 1996